Agreement to Serve as Corporate Secretary

         This agreement to serve as corporate secretary (the "Agreement") is made and entered into by and between Colmena Corp., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the
Securities Act of 1934, as amended ("Colmena" and the "Exchange Act," respectively), and Vanessa H. Lindsey, a Florida resident ("Mrs. Lindsey").

                                    Preamble:

         WHEREAS, Mrs. Lindsey currently serves as Secretary for Colmena; and

         WHEREAS, Colmena has required, as a condition for service as an officer, that all nominees enter into a form of agreement that delineates the proposed officers's rights, duties and responsibilities; and

         WHEREAS, the Parties agree that this Agreement provides important directives outlining the duties, obligations, responsibilities and rights that are expected of Colmena's officers and Mrs. Lindsey desires to be an officer and to serve thereon in compliance with the requirements of this Agreement and Colmena's bylaws:

         NOW, THEREFORE, intending to be legally bound, the Parties agree that if Mrs. Lindsey serves as Secretary for the current year, she will be bound by the following obligations and shall have the following rights:

                                   Witnesseth:

                                    Article I

                       Term, Renewals, Earlier Termination

1.1      Term.

(A) Subject to the provisions set forth herein, the term of this Agreement shall be deemed to commence immediately following Mrs. Lindsey 's election as Colmena's Secretary by Written Consent in Lieu of Special Meeting of the Board of Directors dated January 12, 1999 and shall continue until the latter of December 31, 2000 or the election, qualification and assumption of office by Mrs. Lindsey's successor, unless earlier terminated as hereinafter set forth.

(B) In the event that Mrs. Lindsey is reelected or otherwise serves as secretary after December 31, 2000, then, unless a new agreement pertaining to her role as secretary is entered into specifically superceding the provisions of this Agreement, this Agreement shall be deemed continuously self renewing for so long as, or whenever Mrs. Lindsey serves as secretary, with the compensation called for hereunder being duplicated for the ensuing year on terms modified solely as follows:

        (1) The term and exercise period of the new Lindsey Options shall be modified to reflect, as closely as possible, terms materially similar to those that applied to the Lindsey Option described in
               Section 3.1 of this Agreement; and

         (2)   The exercise price shall $0.02.

         (3) The number of Options shall be prorated based on the part of the year during which Mrs.Lindsey serves and based on the roles in which Mrs. Lindsey serves as Colmena's secretary based on the formula hereinafter set forth.

1.2      Earlier Termination.

(A) Colmena shall have the right to terminate this Agreement prior to the expiration of its Term, subject to the provisions of Section 1.3, for the following reasons:

         (1)      For Cause:

                  (a) Colmena may terminate Mrs. Lindsey 's rights under this Agreement at any time for cause.

                  (b) Such termination shall be evidenced by written notice thereof to Mrs. Lindsey , which notice shall specify the cause for termination.

                  (c)  For purposes hereof, the term "cause" shall mean:

                           (i) The inability of Mrs. Lindsey , through sickness or other incapacity, to discharge his duties under this Agreement for 30 or more consecutive days or for a total of 45 or more days in a period of twelve consecutive months;

                           (ii) Dishonesty; theft; or conviction of a crime involving moral turpitude;

                           (iii) Material default in the performance of his obligations, services or duties required under this Agreement or materially breach of any provision of this Agreement, which default or breach has continued for five days after written notice of such default or breach.

         (2)      Discontinuance of Business:

                  In the event that Colmena discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of Colmena shall not be deemed a termination of its business.

         (3)      Death:

                  This Agreement shall terminate immediately on Mrs. Lindsey 's death; however, all accrued compensation at such time shall be promptly paid to Mrs. Lindsey 's estate.

1.3      Final Settlement.

         Upon termination of this Agreement and payment to Mrs. Lindsey of all amounts due her hereunder, Mrs. Lindsey or her representative shall execute and deliver to the terminating entity on a form prepared by the terminating entity, a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to Colmena all records, manuals and written procedures, as may be desired by it for the continued conduct of its business.

                                   Article II

                       Performance of Duties as a Director

2.1      Performance of Duties

(A) Mrs. Lindsey shall perform her duties as secretary, pursuant to the requirements set forth in Colmena's certificate of incorporation and bylaws (its "Constituent Documents"), in good faith, in a manner she reasonably believes to be in the best interests of Colmena, and with such care as is legally required for secretary under the laws of the State of Delaware and the United States Securities and Exchange Commission, (the "Commission") unless a higher standard of care is specified in Colmena's Constituent Documents.

(B) In performing her duties, Mrs. Lindsey shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

         (1) One or more officers or employees of Colmena whom Mrs. Lindsey reasonably believes to be reliable and competent in the matters presented;

         (2) Legal counsel, public accountants or other persons as to matters which Mrs. Lindsey reasonably believes to be within such persons' professional or expert competence; or

         (3) A committee of Colmena's board of directors upon which she does not serve, duly designated in accordance with a provision of Colmena's certificate of incorporation or bylaws, as to matters within its designated authority, which committee Mrs. Lindsey reasonably believes to merit confidence.

(C) Mrs. Lindsey shall not be considered to be acting in good faith if she has knowledge concerning the matter in question that would cause such reliance described in Section 2.1(B) to be unwarranted.

(D) If Mrs. Lindsey is requested to provide comments on any corporate matters through a written request delivered by hand, mail, fax or e-mail, then, unless she affirmatively provides written comments thereto or specifies in a written response that she is unable or unwilling to provide comments thereto, she shall be presumed to have approved the matter as accurate, complete and not misleading, and if she has indicated her inability or unwillingness to comment on more than three occasions within any fiscal year, she shall be presumed to have refused to perform her duties as secretary in a manner justifying her removal therefrom for cause under this Agreement.

2.2      Conflicts of Interest

(A) Neither Mrs. Lindsey nor any affiliate thereof will enter into any contract or other transaction with Colmena unless the fact of such relationship or interest is disclosed or known to Colmena's board of directors or committee which authorizes, approves or ratifies the contract or transaction and it is approved by a vote or consent sufficient for the purpose without counting the vote or consent of Mrs. Lindsey ; and, if stockholder approval is required, the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

2.3      Performance and Attendance

(A) Mrs. Lindsey shall use her best efforts to participate in a timely manner in all meetings of Colmena's board of directors or of committees, and if unavailable in person, to make arrangements to participate by teleconference or other legally available means.

(B) Mrs. Lindsey shall be responsible, together with the other members of the board of directors, for review and approval prior to filing of all data that Colmena is required to file with the Commission, with the United States Internal Revenue Service (the "Service") and with comparable state and local agencies.

2.4      Resignation

         Mrs. Lindsey may resign at any time by providing Colmena's board of directors with written notice indicating the Secretary's intention to resign and the effective date thereof.; provided, however, that resignation, whether voluntary or presumptive (as provided above) shall result in a forfeiture of all rights to compensation under this Agreement, other than as to compensation that has accrued pursuant to the provisions of this Agreement.

                                   Article III
                                  Compensation

3.1      Secretary's Plan Options

(A) Mrs. Lindsey is hereby granted an option to purchase 24,000 shares of Colmena's common stock, exercisable beginning on January 1, 2001 and ending on December 31, 2002, unless extended, at an exercise price of $0.02 per share.

(B) The securities to be issued as compensation under this Agreement (the "Securities") will be issued without registration under the provisions of Section 5 of the Securities Act or the securities regulatory laws and regula tions of the State of Florida (the "Florida Act") pursuant to exemptions provided pursuant to Section 4(6) of the Act and comparable provisions of the Florida Act;

         (1) Mrs. Lindsey shall be responsible for preparing and filing any reports concerning this transaction with the Commission and with Florida Division of Securities, and payment of any required filing fees (none being expected);

         (2) All of the Securities will bear legends restricting their transfer, sale, conveyance or hypothecation unless such Securities are either registered under the provisions of Section 5 of the Act and under the Florida Act, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to Colmena is provided to Colmena's General Counsel to the effect that such registration is not required as a result of applicable exemptions therefrom;

         (3) Colmena's transfer agent shall be instructed not to transfer any of the Securities unless the General Counsel for Colmena advises it that such transfer is in compliance with all applicable laws;

         (4) Mrs. Lindsey is acquiring the Securities for her own account, for investment purposes only, and not with a view to further sale or distribution; and

         (5) Mrs. Lindsey or her advisors have examined information concerning Colmena contained on the Commission's Internet web site at www.sec.gov, in the EDGAR archives, as well as Colmena's books and records and have questioned Colmena's officers and directors as to such matters involving Colmena as she or she deemed appropriate.

(C) In the event that Colmena files a registration or notification statement with the Commission or any state securities regulatory authorities registering or qualifying any of its securities for sale or resale to the public as free trading securities, it will notify Mrs. Lindsey of such intent at least 15 business days prior to such filing, and shall, if requested by her, include any shares theretofore issued upon exercise of the Options in such registration or notification statement, provided that Mrs. Lindsey cooperates in a timely manner with any requirements for such registration or qualification by notification, including, without limitation, the obligation to provide complete and accurate information therefor; and, provided further that, the inclusion of such securities in such notification or registration statement is not deemed by any participating underwriter to be detrimental to a proposed offering of Colmena's securities to the public or to the price or liquidity of Colmena's publicly held securities.

3.2     Contingent Compensation

         In addition to the compensation described above and in Section 3.1 (unless comparable compensation is provided for under the terms of a separate employment or consulting agreement):

(A) In the event that Mrs. Lindsey arranges or provides funding for Colmena on terms more beneficial than those reflected in Colmena's current principal financing agreements, copies of which are included among Colmena's records available through the SEC's EDGAR web site, Mrs. Lindsey shall be entitled, at her election, to either:

         (1)      A fee equal to 5% of such savings, on a continuing basis; or

         (2) If equity funding is provided through Mrs. Lindsey or any affiliates thereof, a discount of 5% from the bid price for the subject equity securities, if they are issuable as free trading securities, or, a discount of 25% from the bid price for the subject equity securities, if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and

         (3) If equity funding is arranged for Colmena by Mrs. Lindsey and Colmena is not obligated to pay any other source compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the NASD, Mrs. Lindsey shall be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

(B) In the event that Mrs. Lindsey generates business for Colmena, then, on any sales resulting therefrom, Mrs. Lindsey shall be entitled to a commission equal to 5% of the net income derived by Colmena therefrom, on a continuing basis.

3.3      Indemnification.

         Colmena will defend, indemnify and hold Mrs. Lindsey harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by her in good faith on behalf of Colmena, its affiliates or for other persons or entities at the request of the board of directors of Colmena, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for Mrs. Lindsey to incur any out of pocket expenses; provided, however, that Mrs. Lindsey permits Colmena to select and supervise all personnel involved in such defense and that Mrs. Lindsey waives any conflicts of interest that such personnel may have as a result of also representing Colmena, their stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

                                  Article Four
                                Special Covenants

4.1      Confidentiality.

         (1) Mrs. Lindsey acknowledges that, in and as a result of her duties hereunder, she will be developing for Colmena, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as Colmena's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funding sources; consequently, as material inducement to the entry into this Agreement by Colmena, Mrs. Lindsey hereby covenants and agrees that she shall not, at anytime during or following the terms of her service as a member of Colmena's board of directors, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to her as a result of her association with Colmena, or Colmena's affiliates.

         (2) In the event of a breach or threatened breach by Mrs. Lindsey of any of the provisions of this Section 4.1, Colmena, in addition to and not in limitation of any other rights, remedies or damages available to Colmena, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Mrs. Lindsey , or by Mrs. Lindsey 's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with her.

4.2      Special Remedies.

         In view of the irreparable harm and damage which would undoubtedly occur to Colmena as a result of a breach by Mrs. Lindsey of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect Colmena's interests, Mrs. Lindsey hereby covenants and agrees that Colmena shall have the following additional rights and remedies in the event of a breach hereof:

(A) Mrs. Lindsey hereby consents to the issuance of a permanent injunction enjoining her from any violations of the covenants set forth in
         Section 4.1 hereof; and

(B) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Colmena may sustain prior to the effective enforcement of such injunction, Mrs. Lindsey hereby covenants and agrees to pay over to Colmena, in the event she violates the covenants and agreements contained in Section 4.2 hereof, the greater of:

         (1) Any payment or compensation of any kind received by her because of such violation before the issuance of such injunction, or

         (2) The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by Colmena as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to Colmena for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect Colmena from the injury caused by such breaches would be injunctive relief.

4.3      Cumulative Remedies.

         Mrs. Lindsey hereby  irrevocably  agrees that the remedies described in
Section 4.3 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which Colmena is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4      Acknowledgment of Reasonableness.

          Mrs. Lindsey hereby represents, warrants and acknowledges that she has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Colmena, its officers, other directors and employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, Mrs. Lindsey hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, Mrs. Lindsey hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, Mrs. Lindsey hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.5      Unauthorized Acts.

         Mrs. Lindsey hereby covenants and agrees that she will not do any act or incur any obligation on behalf of Colmena of any kind whatsoever, except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action.

4.6      Covenant not to Disparage

         Mrs. Lindsey hereby irrevocably covenants and agrees that during the term of this Agreement and after its termination, she will refrain from making any remarks that could be construed by anyone, under any circumstances, as disparaging, directly or indirectly, specifically, through innuendo or by inference, whether or not true, about Colmena, its constituent members, or their officers, directors, stockholders, employees, agent or affiliates, whether related to the business of Colmena, to other business or financial matters or to personal matters.

                                    Article V
                  Agreement to Comply with Legal Restrictions.

5.1      Colmena Securities.

(A) Mrs. Lindsey is the record and beneficial owner of the Colmena securities shown on the signature page hereto, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; does not beneficially own any other Colmena securities and, has full power and authority to make, enter into and carry out the terms of this Agreement.

(B) Mrs. Lindsey agrees that any Colmena securities that she purchases or with respect to which she otherwise acquires record or beneficial ownership after the date of this Agreement ("New Colmena Securities") shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned prior to the date of this Agreement.

(C) Mrs. Lindsey has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Secretary's obligations hereunder.

(D) Mrs. Lindsey has no present plan or intention (a "Plan") to sell, transfer, exchange, pledge or otherwise dispose of, including by means of a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership (any of the foregoing being hereinafter referred to generically as a "Sale") of any of the Colmena securities that Mrs. Lindsey currently owns or may acquire during the term of this Agreement, or any securities that may be paid as a dividend or otherwise distributed thereon with respect thereto or issued or delivered in exchange or substitution therefor.

(E) If any of Mrs. Lindsey 's representations in this Agreement cease to be true at any during the term of this Agreement, Mrs. Lindsey will deliver to Colmena's general counsel a written statement to that effect, specifying the nature of the change signed by Mrs. Lindsey .

5.2      Transfer or Encumbrance.

(A) Mrs. Lindsey agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber Mrs. Lindsey's Colmena securities or any New Colmena Securities acquired or to make any offer or agreement relating thereto during the time that Mrs. Lindsey serves as Colmena's secretary and for an additional period of 90 days thereafter (the term of this agreement), except:

         (1) During such periods following the filing by Colmena of reports with the Securities and Exchange Commission as may be determined by the regulatory compliance committee of Colmena's board of directors to provide currency of information required to avoid violation of restrictions under the Securities Act and the Exchange Act against trading on inside information.

         (2)      In full compliance with the requirements of:

                (a) Rule  144  promulgated  by the  Commission  under  authority granted by the Securities Act;

                (b) Sections  13D  and  16(a)  of the  Exchange  Act,  including requirements pertaining to timely filing of Commission Forms 3, 4 and 5 or Schedule 13-D; and

         (3) In full compliance with the procedures established by Colmena (including requirements imposed upon its transfer agent) to assure compliance with the foregoing.

(B) No transactions permitted pursuant to Section 5.2(A) shall be effected until:

         (1) Legal counsel representing Mrs. Lindsey (which legal counsel is reasonably satisfactory to Colmena), shall have advised Colmena in a written opinion letter satisfactory to Colmena and Colmena's legal counsel, and upon which Colmena and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition and that all requirements under the Exchange Act, including Sections 13 and 16 thereof have been complied with; or

         (2) A registration statement under the Securities Act covering Colmena's Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission (the "Commission") and made effective under the Securities Act; or

         (3) An authorized representative of the Commission shall have rendered written advice to Mrs. Lindsey (sought by Secretary or Secretary's legal counsel, with a copy thereof and all other related communications delivered to Colmena) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated; or

         (4) Colmena's general counsel and president shall have specifically consented to the transaction in wiring pursuant to authority delegated in a specific resolution of the regulatory affairs committee of Colmena's board of directors.

(C)

          Mrs. Lindsey also understands and agrees that stop transfer instructions will be given to Colmena's transfer agent with respect to certificates evidencing her Colmena securities and that there will be placed on the certificates evidencing her Colmena securities legends stating in substance: "The securities represented by this certificate were issued without registration under the Securities Act of 1933, as amended, or comparable state laws in reliance on the provisions of
          Section 4(1), 3(b) or 4(2) of such act, and comparable state law provisions or they have been held by a person deemed a control person under Commission Rule 144 and subject to reporting obligations under
          Section 13D of the Exchange Act and to reporting obligations and trading restrictions under Section 16(a) of the Exchange Act. These securities may not be transferred pledged or hypothecated unless they are first registered under applicable federal, state or foreign laws, or the transaction is demonstrated to be exempt from such requirements to the Company's satisfaction, and, all required reports pertaining thereto, including Commission Forms 3, 4, 5 and 144 and Commission
          Schedule 13D have been filed with the Commission."

5.3      No Proxy Solicitations.

         Mrs. Lindsey will not, and will not permit any entity under her control to:

(A) Solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any meetings of Colmena's stockholders;

(B) Initiate a stockholders' vote or action by consent of Colmena stockholders with respect to any stockholders action; or

(C) Become a member of a "group" [as such term is used in Section 13(d) of the Exchange Act] with respect to any voting securities of Colmena.

5.4      No Limitation on Discretion.

         This  Article  is  intended  solely  to apply to the  exercise  by Mrs.
Lindsey in her individual capacity of rights attaching to ownership of the Colmena securities and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Mrs. Lindsey with respect to, any action which may be taken or omitted by her acting in her fiduciary capacity as a member of Colmena's board of directors or any committee thereof.

                                   Article VI
                                  Miscellaneous

6.1      Notices.

(a) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                To Mrs. Lindsey :
               At the contact information provided in Section 6.20

                                   To Colmena:

                                  Colmena Corp.
        2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431
            Telephone (561) 998-2025, Fax (561) 998-3425; and, e-mail
                             carrington@flinet.com;
             Attention: Anthony Q. Joffe, President; with a copy to

                                 General Counsel
                                  Colmena Corp.
        1941 Southeast 51st Terrace; Ocala, Florida 34471 Telephone (352)
                      694-6714, Fax (352) 694-9178; and to

                           The Yankee Companies, Inc.
        2500 North Military Trail, Suite 225-C; Boca Raton, Florida 33431
               Telephone (561) 998-2025, Fax (561) 998-3425; and,
                         e-mail carrington@flinet.com;
                   Attention: Leonard Miles Tucker, President

         or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b)      (1)      The  Parties  acknowledge  that  the Yankee Companies, Inc., a
                  Florida   corporation   ("Yankees")   serves  as  a  strategic
                  consultant to Colmena and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

         (2) Because of the inherent conflict of interests involved, Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

         (3) The decision by any Party not to use the services of legal counsel in conjunction with this transaction shall be solely at their own risk, each Party acknowledging that applicable rules of the Florida Bar prevent Colmena's general counsel, who has reviewed, approved and caused modifications on behalf of Colmena, from representing anyone other than Colmena in this transaction.

6.2      Amendment.

(A) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

(B) This Agreement may not be modified without the consent of a majority in interest of Colmena's stockholders.

6.3      Merger.

(A) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

6.4      Survival.

         The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

6.5      Severability.

         If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

6.6      Governing Law.

         This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, except for any choice of law provisions that would result in the application of the law of another jurisdiction, and except for laws involving the fiduciary obligations of Colmena's officers and Director-Nominees, which shall be governed under Florida law.

6.7      Third Party Reliance.

         Legal counsel to and accountants for the Parties shall be entitled to rely upon this Agreement.

6.8      Venue.

         Any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

6.9      Dispute Resolution.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, proceedings and appeals, whether or not formal proceedings are initiated.

(B) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

         (1)  (a)   First,  the issue shall be submitted  to mediation  before a mediation service in Broward County, Florida, to be selected by lot from six alternatives to be provided, three by Colmena and three by Mrs. Lindsey .

               (b) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

         (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, three by Colmena and three by Mrs. Lindsey .

         (3)   (a)  Expenses  of  mediation  shall  be  borne  by  Colmena,   if
                    successful.

               (b) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

               (c)  If the  terms  of the  arbitral  award  do not  establish  a prevailing Party, then the expenses of unsuccessful mediation and arbitration shall be borne equally by the Parties.

6.10     Benefit of Agreement.

(A) This Agreement may not be assigned by Mrs. Lindsey without the prior written consent of Colmena.

(B) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

6.11     Interpretation.

(A)      The words "include,"  "includes" and "including" when used herein shall
         be  deemed  in  each  case  to  be  followed  by  the  words   "without
         limitation."

(B) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(C) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(D) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(E) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.12     Number and Gender.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

6.13     Further Assurances.

         The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

6.14     Status.

         Nothing in this Agreement shall be construed or shall constitute an agency, employment, partnership, joint venture relationship.

6.15     Counterparts.

(A)      This Agreement may be executed in any number of counterparts.

(B) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

6.16     License.

(A) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

(B) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

(C) This Agreement shall not be more strictly interpreted against any Party as a result of its authorship.

6.17     Waiver.

         No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

6.18     Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

6.19     Consultation with Counsel.

         Mrs. Lindsey has carefully read this Agreement and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of Colmena securities to the extent she felt necessary, with her own legal counsel.

6.20     Information Concerning Mrs. Lindsey 's Share Ownership.

(A)      Colmena securities beneficially owned by Mrs. Lindsey:

         (1)   __0________ shares of Colmena common stock; and

         (2) __54,000__ shares of Colmena common stock subject to options, warrants or other rights; and

         (3) ___0________ other Colmena securities, as specifically described in exhibit 6.20 annexed hereto and made a part hereof, if any.

(B)      (1)   Domicile Address: 340 SE 55th Avenue; Ocala,  Florida  34471
                               Street address        City            Zip code

         (3)   Telephone, fax and e-mail: 352-694-9182

         In Witness Whereof, Mrs. Lindsey and Colmena have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:

Signed, sealed and delivered
         In Our Presence:

/s/ Sally Ann Stroberg

/s/ George Franjola                                  /s/  Vanessa H. Lindsey

Dated:   January 12, 2000

                                                Colmena Corp.

/s/ Sally Ann  Stroberg

/s/ George Franjola                By /s/ Anthony Q. Joffe, President
         (Corporate Seal)
                                       Attest: /s/ Vanessa H. Lindsey, Secretary
Dated:   January 12, 2000